For release:  August 6, 2015

Contact: Gerald Coggin, Sr. VP of Corporate Relations

Phone: (615) 890-2020

NHC Reports Second Quarter Earnings

MURFREESBORO, Tenn. -- National HealthCare Corporation (NYSE MKT:  NHC, NHCPRA), the nation's oldest publicly traded senior health care company, today announced net income available to common shareholders for the quarter ended June 30, 2015 of $10,191,000 compared to $10,344,000 for the quarter ended June 30, 2014.  Excluding the operating losses from the newly constructed skilled nursing facilities and assisted living facility placed in service less than twelve months ago, net income available to common shareholders for the quarter ended June 30, 2015 would have been $11,302,000, which is an increase of 9.3% over the same three month period in 2014.

Net operating revenues for the three months ended June 30, 2015 totaled $224,902,000 compared to $216,555,000 for the same three months of 2014, an increase of 3.9%.  Net income was $0.74 per common share basic for the quarter ended June 30, 2015 compared to $0.75 per common share basic for the quarter ended June 30, 2014.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements. NHC cautions investors that any forward-looking statements made involve risks and uncertainties and are not guarantees of future performance. The risks and uncertainties are detailed from time to time in reports filed by NHC with the S.E.C., including Forms 8-K, 10-Q and 10-K, and include, among others, the following:  liabilities and other claims asserted against us and patient care liabilities, as well as the resolution of current litigation; availability of insurance and assets for indemnification; national and local economic conditions; including their effect on the availability and cost of labor, utilities and materials; the effect of government regulations and changes in regulations governing the healthcare industry, including our compliance with such regulations; changes in Medicare and Medicaid payment levels and methodologies and the application of such methodologies by the government and its fiscal intermediaries, the ability of third parties for whom we have guaranteed debt to refinance certain short term debt obligations; and other factors referenced or incorporated by reference in the S.E.C. filings.  The risks included here are not exhaustive.  All forward-looking statements represent NHC’s best judgment as of the date of this release.

About NHC

NHC affiliates operate for themselves and third parties 75 skilled nursing centers with 9,423 beds.  NHC affiliates also operate 36 homecare programs, five independent living centers and 19 assisted living communities.  NHC’s other services include Alzheimer’s units, long-term care pharmacies, hospice, a rehabilitation services company, and providing management and accounting services to third parties. Other information about the company can be found on our web site at www.nhccare.com.

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Consolidated Statements of Income
(in thousands, except share and per share amounts)

Three Months Ended	Six Months Ended
June 30	June 30
2015	2014	2015	2014
Revenues:	(unaudited)	(unaudited)
Net patient revenues	$ 214,433	$ 205,632	$ 426,494	$ 405,401
Other revenues	10,469	10,923	20,815	21,685
Net operating revenues	224,902	216,555	447,309	427,086

Costs and Expenses:
Salaries, wages and benefits	131,914	125,614	257,630	245,339
Other operating	57,467	55,696	117,214	111,438
Facility rent	9,981	9,913	19,966	19,799
Depreciation and amortization	9,236	8,605	18,169	16,505
Interest	598	644	1,188	934
Total costs and expenses	209,196	200,472	414,167	394,015

Income Before Non-Operating Income	15,706	16,083	33,142	33,071
Non-Operating Income	4,130	4,281	8,352	8,853

Income Before Income Taxes	19,836	20,364	41,494	41,924
Income Tax Provision	(7,478)	(7,853)	(15,894)	(16,184)

Net Income	12,358	12,511	25,600	25,740

Dividends to Preferred Stockholders	(2,167)	(2,167)	(4,335)	(4,335)

Net Income Available to Common Stockholders	$ 10,191	$ 10,344	$ 21,265	$ 21,405

Earnings Per Common Share
Basic	$ 0.74	$ 0.75	$ 1.54	$ 1.54
Diluted	$ 0.71	$ 0.72	$ 1.48	$ 1.50

Weighted average common shares outstanding
Basic	13,772,873	13,868,470	13,767,248	13,855,900
Diluted	14,381,746	14,282,785	14,336,027	14,226,887

Dividends declared per common share	$ 0.40	$ 0.34	$ 0.74	$ 0.66

Balance Sheet Data
(in thousands)	June 30	Dec. 31
2015	2014
Cash and marketable securities	$ 189,406	$ 202,302
Restricted cash and marketable securities	176,087	168,924
Current assets	308,139	322,525
Property and equipment, net	519,621	514,744
Total assets	1,073,625	1,074,123
Current liabilities	170,970	183,558
Long-term debt	10,000	10,000
Stockholders' equity	742,603	734,148

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Selected Operating Statistics
(unaudited)
Three Months Ended	Six Months Ended
June 30	June 30
2015	2014	2015	2014
Per Diems:
Medicare	$ 437.55	$ 433.88	$ 435.37	$ 432.90
Managed Care	$ 401.80	$ 396.04	$ 399.48	$ 397.77
Medicaid	$ 170.02	$ 168.51	$ 170.67	$ 168.88
Private Pay and Other	$ 217.49	$ 210.28	$ 217.42	$ 211.54

Patient Days:
Medicare	129,170	124,624	265,021	250,772
Managed Care	55,408	47,151	108,428	91,104
Medicaid	311,430	313,426	615,377	614,201
Private Pay and Other	174,632	176,740	344,005	339,733
670,640	661,941	1,332,831	1,295,810

Average Per Diem	$ 253.06	$ 245.83	$ 253.98	$ 247.25